Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS THIRD QUARTER EARNINGS OF $16.2 MILLION

OLNEY, MARYLAND, October 21, 2024 — Sandy Spring Bancorp, Inc. (Nasdaq-SASR), the parent company of Sandy Spring Bank, reported net income of $16.2 million ($0.36 per diluted common share) for the quarter ended September 30, 2024, compared to net income of $22.8 million ($0.51 per diluted common share) for the second quarter of 2024 and $20.7 million ($0.46 per diluted common share) for the third quarter of 2023.

Current quarter's core earnings were $17.9 million ($0.40 per diluted common share), compared to $24.4 million ($0.54 per diluted common share) for the quarter ended June 30, 2024 and $27.8 million ($0.62 per diluted common share) for the quarter ended September 30, 2023. Core earnings exclude the after-tax impact of amortization of intangibles, investment securities gains or losses and other non-recurring or extraordinary items. The current quarter's decline in net income and core earnings as compared to the linked quarter was driven by higher provision for credit losses combined with higher non-interest expense, partially offset by higher net interest income. The total provision for credit losses was $6.3 million for the third quarter of 2024 compared to $1.0 million for the previous quarter and $2.4 million for the third quarter of 2023.

“We have a solid capital position and are seeing ongoing success with our core deposit strategies and our wealth management lines of business,” said Daniel J. Schrider, Chair, President & CEO of Sandy Spring Bank. “Our wealth teams - Sandy Spring Trust, and our subsidiaries, West Financial and RPJ - have an expanding number of referrals from current clients and work closely with business owners from early growth through maturity. The success of our wealth teams' approach is reflected in our strong fee income results”

Third Quarter Highlights

•Total assets at September 30, 2024 increased by 3% to $14.4 billion compared to $14.0 billion at June 30, 2024.

•Total loans remained level at $11.5 billion as of September 30, 2024 compared to June 30, 2024. During the current quarter, AD&C and commercial business loans and lines increased by $71.3 million and $19.4 million, respectively, while the commercial investor real estate segment declined by $64.9 million. Total residential mortgage and consumer loan portfolios remained relatively unchanged during this period.

•Deposits increased by $397.5 million or 4% to $11.7 billion at September 30, 2024 compared to $11.3 billion at June 30, 2024, as interest-bearing deposits increased $425.8 million, while noninterest-bearing deposits declined $28.3 million. Strong growth in the interest-bearing deposit categories was mainly experienced within money market, time deposits and savings accounts, which grew by $185.2 million, $151.5 million, and $66.1 million, respectively, compared to the linked quarter. The decline in noninterest-bearing deposit categories was driven by lower balances in personal and small business checking accounts. Total deposits, excluding brokered deposits, increased by $351.7 million or 3% quarter-over-quarter and represented 94% of total deposits as of September 30, 2024.

•The ratio of non-performing loans to total loans was 1.09% at September 30, 2024 compared to 0.81% at June 30, 2024 and 0.46% at September 30, 2023. The current quarter's increase in non-performing loans was mainly related to a single AD&C loan that was placed on non-accrual status during the current period. Net charge-offs for the current quarter totaled $0.7 million.

•Net interest income for the third quarter of 2024 grew $1.1 million or 1% compared to the previous quarter and decreased by $3.7 million or 4% compared to the third quarter of 2023. Compared to the previous quarter, interest income increased by $5.0 million, while interest expense increased by $3.9 million.

•The net interest margin was 2.44% for the third quarter of 2024 compared to 2.46% for the second quarter of 2024 and 2.55% for the third quarter of 2023. During the current quarter, the net interest margin was negatively impacted by a reversal of previously accrued uncollected interest income on a single large AD&C loan placed on a non-

accrual status. Compared to the linked quarter, the rate paid on interest-bearing liabilities increased seven basis points, while the yield on interest-earning assets increased three basis points.

•Provision for credit losses directly attributable to the funded loan portfolio was $6.3 million for the current quarter compared to $3.0 million in the previous quarter and $3.2 million in the prior year quarter. The current quarter's provision expense is mainly attributable to higher individual reserves on collateral-dependent loans, primarily related to a single AD&C loan due to the borrower-specific circumstances, partially offset by lower qualitative adjustments due to the reduction in commercial investor real estate loans. In addition, during the current quarter, the provision for unfunded commitments was insignificant compared to a credit of $1.9 million from the previous quarter.

•Non-interest income for the third quarter of 2024 increased by 1% or $0.1 million compared to the linked quarter and grew by 13% or $2.3 million compared to the prior year quarter. The quarter-over-quarter increase was mainly driven by higher wealth management income and other income, generated by higher credit-related fees, which was fully offset by lower income from bank owned life insurance due to a receipt of one-time mortality proceeds during the prior quarter.

•Non-interest expense for the third quarter of 2024 increased by $4.8 million compared to the second quarter of 2024 and $0.5 million compared to the prior year quarter. The quarterly increase in non-interest expense was primarily due to higher salaries and benefits along with an increase in professional fees and services.

•Return on average assets (“ROA”) for the quarter ended September 30, 2024 was 0.46% and return on average tangible common equity (“ROTCE”) was 5.88% compared to 0.66% and 8.27%, respectively, for the second quarter of 2024 and 0.58% and 7.42%, respectively, for the third quarter of 2023. On a non-GAAP basis, the current quarter's core ROA was 0.50% and core ROTCE was 5.88% compared to 0.70% and 8.27%, respectively, for the previous quarter and 0.78% and 9.51%, respectively, for the third quarter of 2023.

•The GAAP efficiency ratio was 72.12% for the third quarter of 2024, compared to 68.19% for the second quarter of 2024 and 70.72% for the third quarter of 2023. The non-GAAP efficiency ratio was 69.06% for the third quarter of 2024 compared to 65.31% for the second quarter of 2024 and 60.91% for the prior year quarter. The increase in non-GAAP efficiency ratio (reflecting a decrease in efficiency) in the current quarter compared to the previous quarter was the result of higher non-interest expense in the current quarter.

Balance Sheet and Credit Quality

Total assets were $14.4 billion at September 30, 2024, as compared to $14.0 billion at June 30, 2024. At September 30, 2024, total loans remained stable at $11.5 billion compared to the previous quarter. During this period, the growth in AD&C and commercial business loans and lines of $71.3 million or 6% and $19.4 million or 1%, respectively, were mostly offset by the decline in commercial investor real estate loans of $64.9 million or 1%. Total residential mortgage and consumer loan portfolios remained relatively unchanged.

Deposits increased $397.5 million or 4% to $11.7 billion at September 30, 2024 compared to $11.3 billion at June 30, 2024. During this period, noninterest-bearing deposits decreased $28.3 million or 1%, while interest-bearing deposits increased $425.8 million or 5%. The slight decline in noninterest-bearing deposit categories was driven by decreases in personal and small business checking accounts, partially offset by an increase in commercial checking accounts. Growth in interest-bearing deposits was seen across all product categories, but most notably in money market and time deposit accounts which grew $185.2 million or 7% and $151.5 million or 6% during the current quarter, respectively. Total deposits, excluding brokered deposits, increased by $351.7 million or 3% quarter-over-quarter and remained at 94% of the total deposits as of September 30, 2024 compared to June 30, 2024, reflecting continued strength and stability of the core deposit base. Total uninsured deposits at September 30, 2024 were approximately 37% of total deposits.

Total borrowings decreased $54.1 million or 6% at September 30, 2024 as compared to the previous quarter, primarily driven by a $50.0 million pay down of FHLB advances. At September 30, 2024, available unused sources of liquidity, which consist of available FHLB borrowings, fed funds, funds through the Federal Reserve Bank's discount window, as well as excess cash and unpledged investment securities, totaled $6.3 billion or 146% of uninsured deposits.

The tangible common equity to tangible assets ratio declined slightly to 8.83% at September 30, 2024, compared to 8.85% at June 30, 2024.

At September 30, 2024, the Company had a total risk-based capital ratio of 15.53%, a common equity tier 1 risk-based capital ratio of 11.27%, a tier 1 risk-based capital ratio of 11.27%, and a tier 1 leverage ratio of 9.59%. These risk-based capital ratios compare to a total risk-based capital ratio of 15.49%, a common equity tier 1 risk-based capital ratio of 11.28%, a tier 1 risk-based capital ratio of 11.28%, and a tier 1 leverage ratio of 9.70% at June 30, 2024. All of these ratios remain well in excess of the mandated minimum regulatory requirements.

Non-performing loans include non-accrual loans and accruing loans 90 days or more past due. At September 30, 2024, non-performing loans totaled $125.3 million, compared to $93.0 million at June 30, 2024 and $51.8 million at September 30, 2023. The non-performing loans to total loans ratio was 1.09% compared to 0.81% on a linked quarter basis. These levels of non-performing loans compare to 0.46% at September 30, 2023. The current quarter's increase in non-performing loans was mainly related to a single AD&C loan with the total outstanding principal balance of $28.0 million, which was placed on a non-accrual status during the current period. Total net charge-offs for the current quarter amounted to $0.7 million compared to $0.2 million for the second quarter of 2024 and $0.1 million for the third quarter of 2023.

At September 30, 2024, the allowance for credit losses was $131.4 million or 1.14% of outstanding loans and 105% of non-performing loans, compared to $125.9 million or 1.10% of outstanding loans and 135% of non-performing loans at the end of the previous quarter and $123.4 million or 1.09% of outstanding loans and 238% of non-performing loans at the end of the third quarter of 2023. The increase in the allowance for the current quarter compared to the previous quarter mainly reflects higher individual reserves on collateral-dependent non-accrual loans, primarily driven by the aforementioned AD&C lending relationship, partially offset by lower qualitative adjustments as a result of declines in commercial investor real estate loans.

Income Statement Review

Quarterly Results

Net income was $16.2 million ($0.36 per diluted common share) for the three months ended September 30, 2024 compared to $22.8 million ($0.51 per diluted common share) for the three months ended June 30, 2024 and $20.7 million ($0.46 per diluted common share) for the prior year quarter. The current quarter's core earnings were $17.9 million ($0.40 per diluted common share), compared to $24.4 million ($0.54 per diluted common share) for the previous quarter and $27.8 million ($0.62 per diluted common share) for the quarter ended September 30, 2023. The decreases in the current quarter's net income and core earnings compared to the previous quarter were driven primarily by higher provision for credit losses and non-interest expense.

Net interest income for the third quarter of 2024 increased $1.1 million or 1% compared to the previous quarter and declined $3.7 million or 4% compared to the third quarter of 2023. During the current quarter, interest income increased $5.0 million, while interest expense increased $3.9 million. The rising interest rate environment was primarily responsible for a $7.7 million year-over-year increase in interest income. This growth in interest income was more than offset by the $11.4 million year-over-year growth in interest expense as funding costs have also risen in response to the rising rate environment and significant competition for deposits.

The net interest margin was 2.44% for the third quarter of 2024 compared to 2.46% for the second quarter of 2024 and 2.55% for the third quarter of 2023. The decrease in the net interest margin during the current quarter was a result of a seven basis point increase in the rate paid on interest-bearing liabilities, while the yield earned on interest-earning assets rose three basis points. The current quarter's net interest margin was negatively impacted by approximately three basis points due to the reversal of previously accrued uncollected interest income on a single large AD&C loan placed on non-accrual status during the period. As compared to the prior year quarter, the yield on interest-earning assets increased 23 basis points while the rate paid on interest-bearing liabilities rose 39 basis points, resulting in net interest margin compression of 11 basis points. The rate and yield increases year-over-year were driven by the higher interest rate environment, competition for deposits in the market, and customer movement of excess funds out of noninterest-bearing accounts into higher yielding products.

The total provision for credit losses was $6.3 million for the third quarter of 2024 compared to $1.0 million for the previous quarter and $2.4 million for the third quarter of 2023. The provision for credit losses directly attributable to the funded loan portfolio was $6.3 million for the current quarter compared to $3.0 million for the second quarter of 2024 and $3.2 million for the third quarter of 2023. The current quarter's provision is mainly a reflection of higher individual reserves on collateral-dependent non-accrual loans, primarily associated with the provision on a single AD&C lending relationship based on the current fair value of the collateral, partially offset by lower qualitative adjustments driven by an overall reduction in commercial investor real estate loan portfolio. In addition, during the current quarter, the reserve for unfunded commitments remained relatively stable at $1.5 million.

Non-interest income for the third quarter of 2024 increased by 1% or $0.1 million compared to the linked quarter and grew by 13% or $2.3 million compared to the prior year quarter. The current quarter's increase in non-interest income as compared to the previous quarter was mainly driven by the $0.4 million increase in other income, generated by credit-related fees, and $0.3 million increase in wealth management income, due to the $352.1 million or 6% growth in assets under management quarter-over-quarter and the overall favorable market performance, offset by $0.5 million decrease in BOLI income, due to the receipt of one-time death proceeds in the prior quarter.

Non-interest expense for the third quarter of 2024 increased $4.8 million or 7% compared to the second quarter of 2024 and $0.5 million or 1% compared to the third quarter of 2023. The quarter-over-quarter increase is predominantly attributable to the $3.2 million increase in salaries and benefits, due to the increase in employee incentive compensation coupled with the $1.6 million increase in professional fees and services, mostly due to a one-time contract negotiation fee. The prior year quarter included $8.2 million of pension settlement expense related to the termination of the Company's pension plan. Excluding this item, non-interest expense for the third quarter of 2024 increased $8.6 million or 13% compared to the third quarter of 2023.

For the third quarter of 2024, the GAAP efficiency ratio was 72.12% compared to 68.19% for the second quarter of 2024 and 70.72% for the third quarter of 2023. The GAAP efficiency ratio rose from the prior year quarter primarily as a result of the 1% increase in GAAP non-interest expense coupled with the 1% decline in GAAP revenue. The non-GAAP efficiency ratio was 69.06% for the current quarter as compared to 65.31% for the second quarter of 2024 and 60.91% for the third quarter of 2023. The increase in the non-GAAP efficiency ratio (reflecting a decrease in efficiency) from the third quarter of the prior year to the current year quarter was primarily the result of the 12% increase in adjusted non-interest expense.

ROA for the quarter ended September 30, 2024 was 0.46% and ROTCE was 5.88% compared to 0.66% and 8.27%, respectively, for the second quarter of 2024 and 0.58% and 7.42%, respectively, for the third quarter of 2023. On a non-GAAP basis, the current quarter's core ROA was 0.50% and core ROTCE was 5.88% compared to 0.70% and 8.27% for the second quarter of 2024 and 0.78% and 9.51%, respectively, for the third quarter of 2023.

Year-to-Date Results

The Company recorded net income of $59.4 million for the nine months ended September 30, 2024 compared to net income of $96.7 million for the same period in the prior year. Core earnings were $64.3 million for the nine months ended September 30, 2024 compared to $107.2 million for the same period in the prior year. Year-to-date net income and core earnings declined as a result of lower net interest income in combination with higher provision for credit losses, which was partially offset by higher non-interest income.

For the nine months ended September 30, 2024, net interest income decreased $31.8 million compared to the prior year as a result of the $61.1 million increase in interest expense, partially offset by the $29.3 million increase in interest income. The increase in interest expense was driven by the interest expense on deposits, primarily associated with savings and time deposit accounts. The net interest margin declined to 2.44% for the nine months ended September 30, 2024, compared to 2.75% for the prior year, primarily as a result of higher funding costs due to the elevated interest rate environment and market competition for deposits during the period.

The provision for credit losses for the nine months ended September 30, 2024 was $9.7 million as compared to a credit of $14.1 million for 2023. The provision for the nine months ended September 30, 2024 was primarily due to an increase in individual reserves on collateral-dependent non-accrual loans, as well as adjustments applied to specific industries within the commercial real estate segment during the first quarter of 2024. The prior year's credit to provision was mainly attributable to the improving regional forecasted unemployment rate observed during the first half of 2023, and the declining probability of economic recession.

For the nine months ended September 30, 2024, non-interest income increased 14% to $57.7 million compared to $50.5 million for 2023. During the current year, wealth management income increased $3.7 million or 14%, as assets under management increased $1.0 billion or 19% year-over-year. In addition, BOLI mortality-related income and service charges on deposit accounts increased $1.3 million and $1.1 million, respectively.

Non-interest expense increased to $209.0 million for the nine months ended September 30, 2024, compared to $207.9 million for 2023. The drivers of the increase in non-interest expense were the $4.0 million increase in professional fees and services, $2.7 increase in amortization of intangible assets, $1.8 million increase in FDIC expense, and $1.2 million increase in outside data services. These year-over-year increases were offset by the $9.2 million decrease in compensation and benefits, as the prior year period included $8.2 million pension termination expense and $1.9 million of severance related expenses associated with staffing adjustments.

For the nine months ended September 30, 2024, the GAAP efficiency ratio was 69.98% compared to 64.29% for the same period in 2023. The non-GAAP efficiency ratio for the current year was 67.04% compared to 59.42% for the prior year. The growth in the current year’s GAAP and non-GAAP efficiency ratios compared to the prior year, indicating a decline in efficiency, was the result of the declines in GAAP and non-GAAP revenues combined with the growth in GAAP and non-GAAP non-interest expenses.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•Tangible common equity and related measures are non-GAAP measures that exclude the impact of goodwill and other intangible assets.
•The non-GAAP efficiency ratio excludes amortization of intangible assets, investment securities gains/(losses), severance expense, contingent payment expense, and includes tax-equivalent income.
•Core earnings and the related measures of core earnings per diluted common share, core return on average assets and core return on average tangible common equity reflect net income exclusive of amortization of intangible assets, investment securities gains/(losses) and other non-recurring or extraordinary items, on a net of tax basis.
•Pre-tax pre-provision net income excludes income tax expense and the provision (credit) for credit losses.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the non-GAAP Reconciliation tables included with this release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Conference Call Cancelled

As a result of today’s announcement that the Company has entered into a merger agreement with Atlantic Union Bankshares Corporation, the Company has cancelled its conference call scheduled for 2:00 p.m. ET today to discuss the Company’s results for the third quarter of 2024.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of wealth management services.

Source: Sandy Spring Bancorp, Inc.
Code: SASR-E

For additional information or questions, please contact:
Daniel J. Schrider, Chair, President & Chief Executive Officer, or
Charles S. Cullum, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email: DSchrider@sandyspringbank.com
CCullum@sandyspringbank.com

Website: www.sandyspringbank.com
Media Contact:
Jennifer E. Schell, Division Executive, Marketing & Corporate Communications
301-774-6400 x8331
jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp’s forward-looking statements are subject to significant risks and uncertainties that may cause actual results to differ materially from those in such statements. These risks and uncertainties include, but are not limited to, the risks identified in our quarterly and annual reports and the following: changes in general business and economic conditions nationally or in the markets that we serve; changes in consumer and business confidence, investor sentiment, or consumer spending or savings behavior; changes in the level of inflation; changes in the demand for loans, deposits and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; the impact of the interest rate environment on our business, financial condition and results of operations; the impact of compliance with changes in laws, regulations and regulatory interpretations, including changes in income taxes; changes in credit ratings assigned to us or our subsidiaries; the ability to realize benefits and cost savings from, and limit any unexpected liabilities associated with, any business combinations; competitive pressures among financial services companies; the ability to attract, develop and retain qualified employees; our ability to maintain the security of our data processing and information technology systems; the impact of changes in accounting policies, including the introduction of new accounting standards; the impact of judicial or regulatory proceedings; the impact of fiscal and governmental policies of the United States federal government; the impact of health emergencies, epidemics or pandemics; the effects of climate change; and the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2023, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(Dollars in thousands, except per share data)	2024	2023		2024	2023
Results of operations:
Net interest income	$81,412	$85,081	(4)%	$241,040	$272,854	(12)%
Provision/ (credit) for credit losses	6,316	2,365	167%	9,724	(14,116)	N/M
Non-interest income	19,715	17,391	13	57,669	50,518	14
Non-interest expense	72,937	72,471	1	209,047	207,912	1
Income before income tax expense	21,874	27,636	(21)	79,938	129,576	(38)
Net income	16,209	20,746	(22)	59,388	96,744	(39)

Net income attributable to common shareholders	$16,205	$20,719	(22)	$59,351	$96,552	(39)
Pre-tax pre-provision net income (1)	$28,190	$30,001	(6)	$89,662	$115,460	(22)

Return on average assets	0.46%	0.58%		0.56%	0.92%
Return on average common equity	4.01%	5.35%		4.99%	8.50%
Return on average tangible common equity (1)	5.88%	7.42%		7.17%	11.67%
Net interest margin	2.44%	2.55%		2.44%	2.75%
Efficiency ratio - GAAP basis (2)	72.12%	70.72%		69.98%	64.29%
Efficiency ratio - Non-GAAP basis (2)	69.06%	60.91%		67.04%	59.42%

Per share data:
Basic net income per common share	$0.36	$0.46	(22)%	$1.32	$2.16	(39)%
Diluted net income per common share	$0.36	$0.46	(22)	$1.31	$2.15	(39)
Weighted average diluted common shares	45,242,920	44,960,455	1	45,156,521	44,912,803	1
Dividends declared per share	$0.34	$0.34	—	$1.02	$1.02	—
Book value per common share	$36.10	$34.26	5	$36.10	$34.26	5
Tangible book value per common share (1)	$27.37	$25.80	6	$27.37	$25.80	6
Outstanding common shares	45,125,078	44,895,158	1	45,125,078	44,895,158	1

Financial condition at period-end:
Investment securities	$1,440,488	$1,392,078	3%	$1,440,488	$1,392,078	3%
Loans	11,491,921	11,300,292	2	11,491,921	11,300,292	2
Assets	14,383,073	14,135,085	2	14,383,073	14,135,085	2
Deposits	11,737,694	11,151,012	5	11,737,694	11,151,012	5
Stockholders' equity	1,628,837	1,537,914	6	1,628,837	1,537,914	6

Capital ratios:
Tier 1 leverage (3)	9.59%	9.50%		9.59%	9.50%
Common equity tier 1 capital to risk-weighted assets (3)	11.27%	10.83%		11.27%	10.83%
Tier 1 capital to risk-weighted assets (3)	11.27%	10.83%		11.27%	10.83%
Total regulatory capital to risk-weighted assets (3)	15.53%	14.85%		15.53%	14.85%
Tangible common equity to tangible assets (4)	8.83%	8.42%		8.83%	8.42%
Average equity to average assets	11.37%	10.92%		11.32%	10.84%

Credit quality ratios:
Allowance for credit losses to loans	1.14%	1.09%		1.14%	1.09%
Non-performing loans to total loans	1.09%	0.46%		1.09%	0.46%
Non-performing assets to total assets	0.89%	0.37%		0.89%	0.37%
Allowance for credit losses to non-performing loans	104.92%	238.32%		104.92%	238.32%
Annualized net charge-offs/ (recoveries) to average loans (5)	0.03%	—%		0.02%	0.02%

N/M - not meaningful
(1)Represents a non-GAAP measure.
(2)The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, pension settlement expense, severance expense and contingent payment expense from non-interest expense; and investment securities gains/ (losses) from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)Estimated ratio at September 30, 2024.
(4)The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding goodwill and other intangible assets into stockholders' equity after deducting goodwill and other intangible assets. See the Reconciliation Table included with these Financial Highlights.
(5)Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED (CONTINUED)
OPERATING EARNINGS - METRICS

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2024	2023	2024	2023
Core earnings (non-GAAP):
Net income (GAAP)	$16,209	$20,746	$59,388	$96,744
Plus/ (less) non-GAAP adjustments (net of tax)(1):
Amortization of intangible assets	1,727	932	4,864	2,851
Severance expense	—	—	—	1,445
Pension settlement expense	—	6,088	—	6,088
Contingent payment expense	—	—	—	27
Core earnings (Non-GAAP)	$17,936	$27,766	$64,252	$107,155

Core earnings per diluted common share (non-GAAP):
Weighted average common shares outstanding - diluted (GAAP)	45,242,920	44,960,455	45,156,521	44,912,803

Earnings per diluted common share (GAAP)	$0.36	$0.46	$1.31	$2.15
Core earnings per diluted common share (non-GAAP)	$0.40	$0.62	$1.42	$2.39

Core return on average assets (non-GAAP):
Average assets (GAAP)	$14,136,037	$14,086,342	$14,051,722	$14,043,925

Return on average assets (GAAP)	0.46%	0.58%	0.56%	0.92%
Core return on average assets (non-GAAP)	0.50%	0.78%	0.61%	1.02%

Return/ Core return on average tangible common equity (non-GAAP):
Net Income (GAAP)	$16,209	$20,746	$59,388	$96,744
Plus: Amortization of intangible assets (net of tax)	1,727	932	4,864	2,851
Net income before amortization of intangible assets	$17,936	$21,678	$64,252	$99,595

Average total stockholders' equity (GAAP)	$1,607,377	$1,538,553	$1,590,682	$1,522,153
Average goodwill	(363,436)	(363,436)	(363,436)	(363,436)
Average other intangible assets, net	(30,679)	(16,777)	(29,940)	(18,068)
Average tangible common equity (non-GAAP)	$1,213,262	$1,158,340	$1,197,306	$1,140,649

Return on average tangible common equity (non-GAAP)	5.88%	7.42%	7.17%	11.67%
Core return on average tangible common equity (non-GAAP)	5.88%	9.51%	7.17%	12.56%
(1) Tax adjustments have been determined using the combined marginal federal and state rate of 25.48% and 25.37% for 2024 and 2023, respectively.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2024	2023	2024	2023
Pre-tax pre-provision net income:
Net income (GAAP)	$16,209	$20,746	$59,388	$96,744
Plus/ (less) non-GAAP adjustments:
Income tax expense	5,665	6,890	20,550	32,832
Provision/ (credit) for credit losses	6,316	2,365	9,724	(14,116)
Pre-tax pre-provision net income (non-GAAP)	$28,190	$30,001	$89,662	$115,460

Efficiency ratio (GAAP):
Non-interest expense	$72,937	$72,471	$209,047	$207,912

Net interest income plus non-interest income	$101,127	$102,472	$298,709	$323,372

Efficiency ratio (GAAP)	72.12%	70.72%	69.98%	64.29%

Efficiency ratio (Non-GAAP):
Non-interest expense	$72,937	$72,471	$209,047	$207,912
Less non-GAAP adjustments:
Amortization of intangible assets	2,323	1,245	6,527	3,820
Severance expense	—	—	—	1,939
Pension settlement expense	—	8,157	—	8,157
Contingent payment expense	—	—	—	36
Non-interest expense - as adjusted	$70,614	$63,069	$202,520	$193,960

Net interest income plus non-interest income	$101,127	$102,472	$298,709	$323,372
Plus non-GAAP adjustment:
Tax-equivalent income	1,121	1,068	3,359	3,044
Less/ (plus) non-GAAP adjustment:
Investment securities gains/ (losses)	—	—	—	—
Net interest income plus non-interest income - as adjusted	$102,248	$103,540	$302,068	$326,416

Efficiency ratio (Non-GAAP)	69.06%	60.91%	67.04%	59.42%

Tangible common equity ratio:
Total stockholders' equity	$1,628,837	$1,537,914	$1,628,837	$1,537,914
Goodwill	(363,436)	(363,436)	(363,436)	(363,436)
Other intangible assets, net	(30,514)	(16,035)	(30,514)	(16,035)
Tangible common equity	$1,234,887	$1,158,443	$1,234,887	$1,158,443

Total assets	$14,383,073	$14,135,085	$14,383,073	$14,135,085
Goodwill	(363,436)	(363,436)	(363,436)	(363,436)
Other intangible assets, net	(30,514)	(16,035)	(30,514)	(16,035)
Tangible assets	$13,989,123	$13,755,614	$13,989,123	$13,755,614

Tangible common equity ratio	8.83%	8.42%	8.83%	8.42%

Outstanding common shares	45,125,078	44,895,158	45,125,078	44,895,158
Tangible book value per common share	$27.37	$25.80	$27.37	$25.80

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

(Dollars in thousands)	September 30, 2024	December 31, 2023
Assets
Cash and due from banks	$109,583	$82,257
Federal funds sold	—	245
Interest-bearing deposits with banks	640,763	463,396
Cash and cash equivalents	750,346	545,898
Residential mortgage loans held for sale (at fair value)	21,489	10,836
SBA loans held for sale	425	—
Investments held-to-maturity (fair values of $189,853 and $200,411 at September 30, 2024 and December 31, 2023, respectively)	220,296	236,165
Investments available-for-sale (at fair value)	1,149,056	1,102,681
Other investments, at cost	71,136	75,607
Total loans	11,491,921	11,366,989
Less: allowance for credit losses - loans	(131,428)	(120,865)
Net loans	11,360,493	11,246,124
Premises and equipment, net	57,249	59,490
Other real estate owned	3,265	—
Accrued interest receivable	45,162	46,583
Goodwill	363,436	363,436
Other intangible assets, net	30,514	28,301
Other assets	310,206	313,051
Total assets	$14,383,073	$14,028,172

Liabilities
Noninterest-bearing deposits	$2,903,063	$2,914,161
Interest-bearing deposits	8,834,631	8,082,377
Total deposits	11,737,694	10,996,538
Securities sold under retail repurchase agreements	70,767	75,032
Federal Reserve Bank borrowings	—	300,000
Advances from FHLB	450,000	550,000
Subordinated debt	371,251	370,803
Total borrowings	892,018	1,295,835
Accrued interest payable and other liabilities	124,524	147,657
Total liabilities	12,754,236	12,440,030

Stockholders' equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 45,125,078 and 44,913,561 at September 30, 2024 and December 31, 2023, respectively.	45,125	44,914
Additional paid in capital	748,202	742,243
Retained earnings	911,411	898,316
Accumulated other comprehensive loss	(75,901)	(97,331)
Total stockholders' equity	1,628,837	1,588,142
Total liabilities and stockholders' equity	$14,383,073	$14,028,172

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2024	2023	2024	2023
Interest income:
Interest and fees on loans	$154,339	$147,304	$456,309	$431,305
Interest on mortgage loans held for sale	364	238	801	697
Interest on SBA loans held for sale	2	—	2	—
Interest on deposits with banks	6,191	6,371	17,401	13,979
Interest and dividend income on investment securities:
Taxable	7,440	6,682	21,319	20,538
Tax-advantaged	1,762	1,811	5,385	5,376
Interest on federal funds sold	—	5	8	13
Total interest income	170,098	162,411	501,225	471,908
Interest expense:
Interest on deposits	79,287	63,102	227,062	155,215
Interest on retail repurchase agreements and federal funds purchased	452	4,082	4,890	10,377
Interest on advances from FHLB	5,001	6,200	16,394	21,623
Interest on subordinated debt	3,946	3,946	11,839	11,839
Total interest expense	88,686	77,330	260,185	199,054
Net interest income	81,412	85,081	241,040	272,854
Provision/ (credit) for credit losses	6,316	2,365	9,724	(14,116)
Net interest income after provision/ (credit) for credit losses	75,096	82,716	231,316	286,970
Non-interest income:
Service charges on deposit accounts	3,009	2,704	8,765	7,698
Mortgage banking activities	1,529	1,682	4,524	4,744
Wealth management income	10,738	9,391	31,151	27,414
Income from bank owned life insurance	1,307	845	4,283	3,003
Bank card fees	435	450	1,293	1,315
Other income	2,697	2,319	7,653	6,344
Total non-interest income	19,715	17,391	57,669	50,518
Non-interest expense:
Salaries and employee benefits	41,030	44,853	115,549	124,710
Occupancy expense of premises	4,657	4,609	14,278	14,220
Equipment expenses	3,841	3,811	11,672	11,688
Marketing	1,320	729	3,350	3,861
Outside data services	3,025	2,819	9,414	8,186
FDIC insurance	2,773	2,333	8,635	6,846
Amortization of intangible assets	2,323	1,245	6,527	3,820
Professional fees and services	6,577	4,509	16,403	12,354
Other expenses	7,391	7,563	23,219	22,227
Total non-interest expense	72,937	72,471	209,047	207,912
Income before income tax expense	21,874	27,636	79,938	129,576
Income tax expense	5,665	6,890	20,550	32,832
Net income	$16,209	$20,746	$59,388	$96,744

Net income per share amounts:
Basic net income per common share	$0.36	$0.46	$1.32	$2.16
Diluted net income per common share	$0.36	$0.46	$1.31	$2.15
Dividends declared per share	$0.34	$0.34	$1.02	$1.02

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2024			2023
(Dollars in thousands, except per share data)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$171,219	$166,252	$167,113	$166,729	$163,479	$159,156	$152,317
Interest expense	88,686	84,828	86,671	83,920	77,330	67,679	54,045
Tax-equivalent net interest income	82,533	81,424	80,442	82,809	86,149	91,477	98,272
Tax-equivalent adjustment	1,121	1,139	1,099	1,113	1,068	1,006	970
Provision/ (credit) for credit losses	6,316	1,020	2,388	(3,445)	2,365	5,055	(21,536)
Non-interest income	19,715	19,587	18,367	16,560	17,391	17,176	15,951
Non-interest expense	72,937	68,104	68,006	67,142	72,471	69,136	66,305
Income before income tax expense	21,874	30,748	27,316	34,559	27,636	33,456	68,484
Income tax expense	5,665	7,941	6,944	8,459	6,890	8,711	17,231
Net income	$16,209	$22,807	$20,372	$26,100	$20,746	$24,745	$51,253
GAAP financial performance:
Return on average assets	0.46%	0.66%	0.58%	0.73%	0.58%	0.70%	1.49%
Return on average common equity	4.01%	5.81%	5.17%	6.70%	5.35%	6.46%	13.93%
Return on average tangible common equity	5.88%	8.27%	7.39%	9.26%	7.42%	8.93%	19.10%
Net interest margin	2.44%	2.46%	2.41%	2.45%	2.55%	2.73%	2.99%
Efficiency ratio - GAAP basis	72.12%	68.19%	69.60%	68.33%	70.72%	64.22%	58.55%
Non-GAAP financial performance:
Pre-tax pre-provision net income	$28,190	$31,768	$29,704	$31,114	$30,001	$38,511	$46,948
Core after-tax earnings	$17,936	$24,400	$21,916	$27,147	$27,766	$27,136	$52,253
Core return on average assets	0.50%	0.70%	0.63%	0.76%	0.78%	0.77%	1.52%
Core return on average common equity	4.44%	6.21%	5.56%	6.97%	7.16%	7.09%	14.20%
Core return on average tangible common equity	5.88%	8.27%	7.39%	9.26%	9.51%	9.43%	19.11%
Core earnings per diluted common share	$0.40	$0.54	$0.49	$0.60	$0.62	$0.60	$1.16
Efficiency ratio - Non-GAAP basis	69.06%	65.31%	66.73%	66.16%	60.91%	60.68%	56.87%
Per share data:
Net income attributable to common shareholders	$16,205	$22,800	$20,346	$26,066	$20,719	$24,712	$51,084
Basic net income per common share	$0.36	$0.51	$0.45	$0.58	$0.46	$0.55	$1.14
Diluted net income per common share	$0.36	$0.51	$0.45	$0.58	$0.46	$0.55	$1.14
Weighted average diluted common shares	45,242,920	45,145,214	45,086,471	45,009,574	44,960,455	44,888,759	44,872,582
Dividends declared per share	$0.34	$0.34	$0.34	$0.34	$0.34	$0.34	$0.34
Non-interest income:
Service charges on deposit accounts	3,009	2,939	2,817	2,749	2,704	2,606	2,388
Mortgage banking activities	1,529	1,621	1,374	792	1,682	1,817	1,245
Wealth management income	10,738	10,455	9,958	9,219	9,391	9,031	8,992
Income from bank owned life insurance	1,307	1,816	1,160	1,207	845	1,251	907
Bank card fees	435	445	413	454	450	447	418
Other income	2,697	2,311	2,645	2,139	2,319	2,024	2,001
Total non-interest income	$19,715	$19,587	$18,367	$16,560	$17,391	$17,176	$15,951
Non-interest expense:
Salaries and employee benefits	$41,030	$37,821	$36,698	$35,482	$44,853	$40,931	$38,926
Occupancy expense of premises	4,657	4,805	4,816	4,558	4,609	4,764	4,847
Equipment expenses	3,841	3,868	3,963	3,987	3,811	3,760	4,117
Marketing	1,320	1,288	742	1,242	729	1,589	1,543
Outside data services	3,025	3,286	3,103	3,000	2,819	2,853	2,514
FDIC insurance	2,773	2,951	2,911	2,615	2,333	2,375	2,138
Amortization of intangible assets	2,323	2,135	2,069	1,403	1,245	1,269	1,306
Professional fees and services	6,577	4,946	4,880	5,628	4,509	4,161	3,684
Other expenses	7,391	7,004	8,824	9,227	7,563	7,434	7,230
Total non-interest expense	$72,937	$68,104	$68,006	$67,142	$72,471	$69,136	$66,305

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2024			2023
(Dollars in thousands, except per share data)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Commercial investor real estate loans	$4,868,467	$4,933,329	$4,997,879	$5,104,425	$5,137,694	$5,131,210	$5,167,456
Commercial owner-occupied real estate loans	1,737,327	1,747,708	1,741,113	1,755,235	1,760,384	1,770,135	1,769,928
Commercial AD&C loans	1,255,609	1,184,296	1,090,259	988,967	938,673	1,045,742	1,046,665
Commercial business loans	1,620,926	1,601,510	1,509,592	1,504,880	1,454,709	1,423,614	1,437,478
Residential mortgage loans	1,529,786	1,521,890	1,511,624	1,474,521	1,432,051	1,385,743	1,328,524
Residential construction loans	53,639	78,027	97,685	121,419	160,345	190,690	223,456
Consumer loans	426,167	417,161	416,132	417,542	416,436	422,505	421,734
Total loans	11,491,921	11,483,921	11,364,284	11,366,989	11,300,292	11,369,639	11,395,241
Allowance for credit losses - loans	(131,428)	(125,863)	(123,096)	(120,865)	(123,360)	(120,287)	(117,613)
Residential mortgage loans held for sale	21,489	18,961	16,627	10,836	19,235	21,476	16,262
SBA loans held for sale	425	—	—	—	—	—	—
Investment securities	1,440,488	1,401,511	1,405,490	1,414,453	1,392,078	1,463,554	1,528,336
Total assets	14,383,073	14,008,343	13,888,133	14,028,172	14,135,085	13,994,545	14,129,007
Noninterest-bearing demand deposits	2,903,063	2,931,405	2,817,928	2,914,161	3,013,905	3,079,896	3,228,678
Total deposits	11,737,694	11,340,228	11,227,200	10,996,538	11,151,012	10,958,922	11,075,991
Customer repurchase agreements	70,767	75,038	71,529	75,032	66,581	74,510	47,627
Total stockholders' equity	1,628,837	1,599,004	1,589,364	1,588,142	1,537,914	1,539,032	1,536,865
Quarterly average balance sheets:
Commercial investor real estate loans	$4,874,003	$4,964,406	$5,057,334	$5,125,028	$5,125,459	$5,146,632	$5,136,204
Commercial owner-occupied real estate loans	1,741,663	1,734,106	1,746,042	1,755,048	1,769,717	1,773,039	1,769,680
Commercial AD&C loans	1,253,035	1,133,506	1,030,763	960,646	995,682	1,057,205	1,082,791
Commercial business loans	1,579,001	1,551,798	1,508,336	1,433,035	1,442,518	1,441,489	1,444,588
Residential mortgage loans	1,526,445	1,518,748	1,491,277	1,451,614	1,406,929	1,353,809	1,307,761
Residential construction loans	64,684	86,638	110,456	142,325	174,204	211,590	223,313
Consumer loans	421,003	417,206	417,539	419,299	421,189	423,306	424,122
Total loans	11,459,834	11,406,408	11,361,747	11,286,995	11,335,698	11,407,070	11,388,459
Residential mortgage loans held for sale	19,889	14,497	8,142	10,132	13,714	17,480	8,324
SBA loans held for sale	65	—	—	—	—	—	—
Investment securities	1,531,378	1,538,624	1,536,127	1,544,173	1,589,342	1,639,324	1,679,593
Interest-earning assets	13,474,697	13,292,995	13,411,810	13,462,583	13,444,117	13,423,589	13,316,165
Total assets	14,136,037	13,956,261	14,061,935	14,090,423	14,086,342	14,094,653	13,949,276
Noninterest-bearing demand deposits	2,783,906	2,790,620	2,730,295	2,958,254	3,041,101	3,137,971	3,480,433
Total deposits	11,483,524	11,245,476	11,086,145	11,089,587	11,076,724	10,928,038	11,049,991
Customer repurchase agreements	63,436	62,161	72,836	66,622	67,298	58,382	60,626
Total interest-bearing liabilities	9,600,905	9,441,015	9,583,074	9,418,666	9,332,617	9,257,652	8,806,720
Total stockholders' equity	1,607,377	1,579,582	1,584,902	1,546,312	1,538,553	1,535,465	1,491,929
Financial measures:
Average equity to average assets	11.37%	11.32%	11.27%	10.97%	10.92%	10.89%	10.70%
Average investment securities to average earning assets	11.36%	11.57%	11.45%	11.47%	11.82%	12.21%	12.61%
Average loans to average earning assets	85.05%	85.81%	84.71%	83.84%	84.32%	84.98%	85.52%
Loans to assets	79.90%	81.98%	81.83%	81.03%	79.94%	81.24%	80.65%
Loans to deposits	97.91%	101.27%	101.22%	103.37%	101.34%	103.75%	102.88%
Assets under management	$6,567,752	$6,215,697	$6,165,509	$5,999,520	$5,536,499	$5,742,888	$5,477,560
Capital measures:
Tier 1 leverage (1)	9.59%	9.70%	9.56%	9.51%	9.50%	9.42%	9.44%
Common equity tier 1 capital to risk-weighted assets (1)	11.27%	11.28%	10.96%	10.90%	10.83%	10.65%	10.53%
Tier 1 capital to risk-weighted assets (1)	11.27%	11.28%	10.96%	10.90%	10.83%	10.65%	10.53%
Total regulatory capital to risk-weighted assets (1)	15.53%	15.49%	15.05%	14.92%	14.85%	14.60%	14.43%
Book value per common share	$36.10	$35.45	$35.37	$35.36	$34.26	$34.31	$34.37
Outstanding common shares	45,125,078	45,109,671	44,940,147	44,913,561	44,895,158	44,862,369	44,712,497
(1) Estimated ratio at September 30, 2024.

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2024			2023
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-performing assets:
Loans 90 days past due:
Commercial real estate:
Commercial investor real estate	$—	$—	$—	$—	$—	$—	$215
Commercial owner-occupied real estate	—	—	—	—	—	—	—
Commercial AD&C	—	—	—	—	—	—	—
Commercial business	—	—	20	20	415	29	3,002
Residential real estate:
Residential mortgage	399	338	340	342	—	692	352
Residential construction	—	—	—	—	—	—	—
Consumer	—	—	—	—	—	—	—
Total loans 90 days past due	399	338	360	362	415	721	3,569
Non-accrual loans:
Commercial real estate:
Commercial investor real estate	57,578	55,498	55,579	58,658	20,108	20,381	15,451
Commercial owner-occupied real estate	9,639	9,403	4,394	4,640	4,744	4,846	4,949
Commercial AD&C	31,816	2,127	556	1,259	1,422	569	—
Commercial business	9,044	8,455	7,164	10,051	9,671	9,393	9,443
Residential real estate:
Residential mortgage	11,996	12,228	11,835	12,332	10,766	10,153	8,935
Residential construction	539	539	542	443	449	—	—
Consumer	4,258	4,400	4,011	4,102	4,187	3,396	4,900
Total non-accrual loans	124,870	92,650	84,081	91,485	51,347	48,738	43,678
Total non-performing loans	125,269	92,988	84,441	91,847	51,762	49,459	47,247
Other real estate owned (OREO)	3,265	2,700	2,700	—	261	611	645
Total non-performing assets	$128,534	$95,688	$87,141	$91,847	$52,023	$50,070	$47,892

	For the Quarter Ended,
(Dollars in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	z	June 30, 2023	March 31, 2023
Analysis of non-accrual loan activity:
Balance at beginning of period	$92,650	$84,081	$91,485	$51,347	$48,738		$43,678	$34,782
Non-accrual balances transferred to OREO	(565)	—	(2,700)	—	—		—	—
Non-accrual balances charged-off	(787)	—	(1,550)	—	(183)		(2,049)	(126)
Net payments or draws	(3,095)	(1,427)	(4,017)	(7,619)	(1,545)		(1,654)	(10,212)
Loans placed on non-accrual	36,667	10,038	1,490	47,920	4,967		9,276	19,714
Non-accrual loans brought current	—	(42)	(627)	(163)	(630)		(513)	(480)
Balance at end of period	$124,870	$92,650	$84,081	$91,485	$51,347		$48,738	$43,678

Analysis of allowance for credit losses - loans:
Balance at beginning of period	$125,863	$123,096	$120,865	$123,360	$120,287		$117,613	$136,242
Provision/ (credit) for credit losses - loans	6,310	2,961	3,331	(2,574)	3,171		4,454	(18,945)
Less loans charged-off, net of recoveries:
Commercial real estate:
Commercial investor real estate	397	(3)	(2)	(3)	(3)		(14)	(5)
Commercial owner-occupied real estate	(27)	(27)	(27)	(27)	(25)		(27)	(26)
Commercial AD&C	111	(23)	(283)	—	—		—	—
Commercial business	250	(28)	1,550	(105)	15		363	(127)
Residential real estate:
Residential mortgage	(35)	39	(6)	(6)	(4)		35	21
Residential construction	—	—	—	—	—		—	—
Consumer	49	236	(132)	62	115		1,423	(179)
Net charge-offs/ (recoveries)	745	194	1,100	(79)	98		1,780	(316)
Balance at the end of period	$131,428	$125,863	$123,096	$120,865	$123,360		$120,287	$117,613

Asset quality ratios:
Non-performing loans to total loans	1.09%	0.81%	0.74%	0.81%	0.46%		0.44%	0.41%
Non-performing assets to total assets	0.89%	0.68%	0.63%	0.65%	0.37%		0.36%	0.34%
Allowance for credit losses to loans	1.14%	1.10%	1.08%	1.06%	1.09%		1.06%	1.03%
Allowance for credit losses to non-performing loans	104.92%	135.35%	145.78%	131.59%	238.32%		243.21%	248.93%
Annualized net charge-offs/ (recoveries) to average loans	0.03%	0.01%	0.04%	—%	—%		0.06%	(0.01)%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended September 30,
	2024			2023
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$4,874,003	$58,133	4.74%	$5,125,459	$60,482	4.68%
Commercial owner-occupied real estate loans	1,741,663	21,609	4.94	1,769,717	20,865	4.68
Commercial AD&C loans	1,253,035	24,553	7.80	995,682	20,503	8.17
Commercial business loans	1,579,001	26,953	6.79	1,442,518	23,343	6.42
Total commercial loans	9,447,702	131,248	5.53	9,333,376	125,193	5.32
Residential mortgage loans	1,526,445	14,223	3.73	1,406,929	12,550	3.57
Residential construction loans	64,684	876	5.39	174,204	1,680	3.83
Consumer loans	421,003	8,653	8.18	421,189	8,491	8.00
Total residential and consumer loans	2,012,132	23,752	4.71	2,002,322	22,721	4.52
Total loans (2)	11,459,834	155,000	5.38	11,335,698	147,914	5.18
Residential mortgage loans held for sale	19,889	364	7.32	13,714	238	6.93
SBA loans held for sale	65	2	11.28	—	—	—
Taxable securities	1,197,301	7,440	2.49	1,239,564	6,682	2.16
Tax-advantaged securities	334,077	2,222	2.66	349,778	2,269	2.59
Total investment securities (3)	1,531,378	9,662	2.52	1,589,342	8,951	2.25
Interest-bearing deposits with banks	463,531	6,191	5.31	505,017	6,371	5.00
Federal funds sold	—	—	—	346	5	5.38
Total interest-earning assets	13,474,697	171,219	5.06	13,444,117	163,479	4.83

Less: allowance for credit losses - loans	(125,962)			(122,348)
Cash and due from banks	82,172			93,354
Premises and equipment, net	58,035			71,956
Other assets	647,095			599,263
Total assets	$14,136,037			$14,086,342

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,427,739	$6,256	1.74%	$1,419,934	$4,229	1.18%
Regular savings deposits	1,718,475	15,341	3.55	861,634	5,571	2.57
Money market savings deposits	3,018,799	28,999	3.82	2,866,744	25,122	3.48
Time deposits	2,534,605	28,691	4.50	2,887,311	28,180	3.87
Total interest-bearing deposits	8,699,618	79,287	3.63	8,035,623	63,102	3.12
Repurchase agreements	63,436	334	2.09	67,298	356	2.10
Federal funds purchased and Federal Reserve Bank borrowings	8,543	118	5.53	300,435	3,726	4.92
Advances from FHLB	458,152	5,001	4.34	558,696	6,200	4.40
Subordinated debt	371,156	3,946	4.25	370,565	3,946	4.26
Total borrowings	901,287	9,399	4.15	1,296,994	14,228	4.35
Total interest-bearing liabilities	9,600,905	88,686	3.68	9,332,617	77,330	3.29

Noninterest-bearing demand deposits	2,783,906			3,041,101
Other liabilities	143,849			174,071
Stockholders' equity	1,607,377			1,538,553
Total liabilities and stockholders' equity	$14,136,037			$14,086,342

Tax-equivalent net interest income and spread		$82,533	1.38%		$86,149	1.54%
Less: tax-equivalent adjustment		1,121			1,068
Net interest income		$81,412			$85,081

Interest income/earning assets			5.06%			4.83%
Interest expense/earning assets			2.62			2.28
Net interest margin			2.44%			2.55%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.48% and 25.37% for 2024 and 2023, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.1 million and $1.1 million in 2024 and 2023, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Nine Months Ended September 30,
	2024			2023
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$4,964,914	$176,504	4.75%	$5,136,059	$177,067	4.61%
Commercial owner-occupied real estate loans	1,740,608	63,090	4.84	1,770,812	61,038	4.61
Commercial AD&C loans	1,139,517	68,779	8.06	1,044,907	61,005	7.81
Commercial business loans	1,546,498	79,026	6.83	1,442,858	68,258	6.33
Total commercial loans	9,391,537	387,399	5.51	9,394,636	367,368	5.23
Residential mortgage loans	1,512,209	41,968	3.70	1,356,530	35,925	3.53
Residential construction loans	87,177	3,208	4.92	202,856	5,302	3.49
Consumer loans	418,591	25,693	8.20	422,861	24,403	7.72
Total residential and consumer loans	2,017,977	70,869	4.69	1,982,247	65,630	4.42
Total loans (2)	11,409,514	458,268	5.36	11,376,883	432,998	5.09
Residential mortgage loans held for sale	14,197	801	7.52	13,192	697	7.04
SBA loans held for sale	22	2	11.28	—	—	—
Taxable securities	1,195,481	21,319	2.38	1,275,407	20,538	2.15
Tax-advantaged securities	339,881	6,785	2.66	360,348	6,727	2.49
Total investment securities (3)	1,535,362	28,104	2.44	1,635,755	27,265	2.22
Interest-bearing deposits with banks	434,083	17,401	5.35	368,829	13,979	5.07
Federal funds sold	288	8	3.79	433	13	4.00
Total interest-earning assets	13,393,466	504,584	5.03	13,395,092	474,952	4.74

Less: allowance for credit losses - loans	(122,971)			(125,558)
Cash and due from banks	83,265			94,960
Premises and equipment, net	59,124			70,130
Other assets	638,838			609,301
Total assets	$14,051,722			$14,043,925

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,467,517	$18,858	1.72%	$1,413,876	$10,465	0.99%
Regular savings deposits	1,602,997	42,597	3.55	660,211	7,831	1.59
Money market savings deposits	2,847,006	79,190	3.72	3,067,810	68,976	3.01
Time deposits	2,586,639	86,417	4.46	2,658,225	67,943	3.42
Total interest-bearing deposits	8,504,159	227,062	3.57	7,800,122	155,215	2.66
Repurchase agreements	66,134	1,043	2.11	62,126	561	1.21
Federal funds purchased and Federal Reserve Bank borrowings	99,303	3,847	5.17	264,580	9,816	4.96
Advances from FHLB	501,277	16,394	4.37	637,015	21,623	4.54
Subordinated debt	371,009	11,839	4.25	370,412	11,839	4.26
Total borrowings	1,037,723	33,123	4.26	1,334,133	43,839	4.39
Total interest-bearing liabilities	9,541,882	260,185	3.64	9,134,255	199,054	2.91

Noninterest-bearing demand deposits	2,768,331			3,218,226
Other liabilities	150,827			169,291
Stockholders' equity	1,590,682			1,522,153
Total liabilities and stockholders' equity	$14,051,722			$14,043,925

Tax-equivalent net interest income and spread		$244,399	1.39%		$275,898	1.83%
Less: tax-equivalent adjustment		3,359			3,044
Net interest income		$241,040			$272,854

Interest income/earning assets			5.03%			4.74%
Interest expense/earning assets			2.59			1.99
Net interest margin			2.44%			2.75%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.48% and 25.37% for 2024 and 2023, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $3.4 million and $3.0 million in 2024 and 2023, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.